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                                                                    EXHIBIT 99.1


NEWS RELEASE

BROADCOM MEDIA CONTACTS               BROADCOM FINANCIAL ANALYST CONTACT
Bill Blanning                         William J. Ruehle
Eileen Algaze                         Vice President and Chief Financial Officer
Corporate Communications              949-450-8700
949-450-8700                          billr@broadcom.com
blanning@broadcom.com
ealgaze@broadcom.com



                  BROADCOM COMPLETES ACQUISITION OF SERVERWORKS


IRVINE and SANTA CLARA, Calif. - January 17, 2001 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling broadband communications, today announced that it has completed the acquisition of ServerWorks Corporation.

ServerWorks is the world's leading independent supplier of high-performance system input/output (I/O) integrated circuits for servers. Its SystemI/O(TM) silicon solutions act as the essential conduits for delivering high-bandwidth data in and out of servers and coordinating all I/O transactions within the server platform. ServerWorks has design wins with almost every leading manufacturer of Intel-architecture-based server platforms, used in the markets for web servers, data center servers, network attached storage, storage area networks, and high performance workstations.

Broadcom's ServerWorks Business Unit will operate as a wholly-owned subsidiary based in Santa Clara.

In connection with the acquisition, Broadcom issued or reserved for future issuance an aggregate of 11 million shares of its Class A common stock in exchange for all outstanding shares of ServerWorks common stock and upon exercise of outstanding employee stock options, warrants and other rights of ServerWorks. If certain internal performance goals are satisfied, certain stockholders and option and warrant holders of ServerWorks will receive up to 9 million additional shares of Broadcom Class A common stock. The share issuances were exempt from registration pursuant to section 3(a)(10) of the Securities Act of 1933, as amended. Portions of the shares issued will be held in escrow pursuant to the terms of the acquisition agreement as well as various employee stock repurchase agreements.

The merger transaction will be accounted for under the purchase method of accounting. Broadcom will record a one-time charge for purchased in-process research and development expenses related to the acquisition in its first fiscal quarter, ending March 31, 2001.


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ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies system-on-a-chip solutions for broadband communications markets. Broadcom products enable cable set-top boxes, cable modems, high-speed local, metropolitan, wide area and optical networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, digital subscriber lines (xDSL), wireless communications, SystemI/O server solutions and network processing. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisition of ServerWorks Corporation include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; general economic conditions and specific conditions in the markets we address; the rate at which present and future customers and end-users adopt Broadcom's technologies and products in the markets for high-performance system I/O and networking products; delays in the adoption and acceptance of industry standards in the foregoing markets; changes in ServerWorks' relationships with Intel Corporation; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the


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effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom(R), ServerWorks, SystemI/O(TM) and the pulse logo are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Intel(R) is a trademark of Intel Corporation. All other trademarks mentioned are the property of their respective owners.